EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Date: July 8, 2009

BLUE HARBOUR GROUP, LP

By: Blue Harbour Holdings, LLC, its general partner

By:	/s/ Clifton S. Robbins
Name: Clifton S. Robbins
Title:	Managing Member

BLUE HARBOUR STRATEGIC VALUE

PARTNERS MASTER FUND, LP

By: Blue Harbour GP, LLC, its general partner

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member

BLUE HARBOUR INSTITUTIONAL

PARTNERS MASTER FUND, L.P.

By: Blue Harbour GP, LLC, its general partner

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member

BLUE HARBOUR GP, LLC

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member

BLUE HARBOUR HOLDINGS, LLC

By:	/s/ Clifton S. Robbins
Name:	Clifton S. Robbins
Title:	Managing Member

/s/ Clifton S. Robbins
Name:	Clifton S. Robbins